EXHIBIT 99.1

NEWS RELEASE

CTI Industries Corporation Reports

Year to Date Profit Up Four Times over 2014

FOR IMMEDIATE RELEASE

Wednesday, November 11, 2015

LAKE BARRINGTON, IL, November 11, 2015 -- CTI Industries Corporation (CTIB - NASDAQ Capital Market), a manufacturer and marketer of flexible packaging and storage products, laminated films and novelty balloons, today announced its results of operations for the third quarter 2015 and for the nine months ended September 30, 2015. Highlights include:

•	Net Income for the nine month period ended September 30, 2015 reached $546,000, or $0.17 per share, more than four times the net profit for the same period last year of $132,000 or $0.04 per share.

•	EBITDA for the nine month period ended September 30, 2015 was $3,487,000, an increase of 33% over EBITDA for the same period of 2014 of $2,616,000.

•	Gross margin continued to expand reaching 26.7% for the nine months ended September 30, 2015 compared to 24.1% for the same period last year.

For the quarter, the Company had net sales of $14,881,000 and net income of $209,000 or Six Cents per share. Sales increased for the quarter by 2.1% over the third quarter 2014 net sales of $14,569,000.

For the nine months ended September 30, 2015, the Company had net sales of $43,477,000, an increase of just under 2% over net sales for the same period of 2014 of $42,649,000. Net profit for the nine months reached $546,000, or $0.17 per share, compared to $132,000, or $0.04 per share, for the same period last year.

Key Factors and Trends

A significant factor in the improved performance for the third quarter this year is the increase in the gross margin rate achieved. For the third quarter this year, the gross margin rate reached 27.6% compared to a gross margin rate of 25.7% for the same period last year. For the nine months ended September 30, 2014, the gross margin rate was 26.7% compared to 24.1% for that period last year.

Revenues from the sale of vacuum sealing systems have continued to improve at a strong pace so far this year. In the nine months ended September 30, 2015, revenues of this product line have increased by almost 10% to $9,446,000 from $8,599,000 for the same period last year.

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While revenues from the sale of latex balloons and foil balloons have declined moderately so far this year, much of that decline is attributable to the fact that a significant portion of our sales of these products are denominated in Mexican pesos and the Euro which have declined in value during 2015, resulting in a decline in the Dollar value of these sales.

Revenues from the sale of a mix of other products have increased this year. These other products include (i) sales of home container products by a variable interest entity which the Company now consolidates with its financial results, (ii) sales of a line of “Candy Blossoms” and “Candy Loons” consisting of candy and small inflated balloons sold to retail outlets in small containers and (iii) the sale of accessories and supply items related to balloon products. For the nine months ended September 30, 2015, revenues from the sale of these other products were $4,914,000 compared to $2,655,000 for the same period last year.

Non-GAAP Measures

To provide additional information regarding the Company’s results, we have disclosed in this press release EBITDA (Earnings Before Interest Taxes Depreciation and Amortization). The Company defines EBITDA as earnings (loss) before net interest, other expense, taxes, depreciation and amortization expense. The Company has included EBITDA as a supplemental financial measure in this press release because it is a key measure used by management and the board of directors to understand and evaluate the core operating performance of the Company, to prepare budgets and operating plans, and because management believes such measure provides useful information in understanding and evaluating the Company’s operating results. However, use of EBITDA as an analytic tool has its limitations and you should not consider this measure in isolation or as a substitute for analysis of the Company’s financial results as reported under GAAP. A reconciliation to the closest GAAP statement of this non-GAAP measure is contained in the accompanying tables.

About CTI

CTI Industries Corporation, headquartered in Lake Barrington, Illinois, designs, develops, produces, markets and sells lines of foil balloons, vacuum sealing machines, pouches and related items for the storage of food and other household items, latex balloons and commercial film products. CTI markets its products throughout the United States, Canada, Mexico, the United Kingdom and Europe and in Latin America.

Statements made in this release that are not historical facts are “forward-looking” statement (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties and are subject to change at any time. These “forward-looking” statements may include, but are not limited to, statements containing words such as “may,” “should,” “could,” “would,” “expect,” “plan,” “goal,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” or similar expressions. The Company’s actual results and future developments could differ materially from the results or developments expressed in, or implied by these forward-looking statements. Factors that could cause results to differ from those contemplated by such forward looking statements, include, but are not limited to, product demand and market acceptance, competition, cost and availability of raw materials, new technology or product developments and other risks identified in the public filings of the Company with the Securities and Exchange Commission. More information on factors that could affect CTI’s business and financial results are included in its public filings, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

CONTACT:

Investor Relations

Stanley M. Brown

847-620-1399

sbrown@ctiindustries.com

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CTI Industries Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

	September 30, 2015	*December 31, 2014
	(Unaudited)
Assets
Current Assets:
Cash and cash equivalents (VIE $104,000 and $14,000, respectively)	$272,543	$150,332
Accounts receivable, net (VIE $334,000 and $9,000 respectively)	10,121,243	11,286,797
Inventories, net (VIE $805,000 and $699,000, respectively)	17,702,378	17,755,300
Other current assets (VIE $211,000 and $68,000, respectively)	2,759,153	3,281,497
Total current assets	30,855,317	32,473,926

Property, plant and equipment, net (VIE $468,000 and $557,000, respectively)	6,713,375	7,755,527
Other assets (VIE $665,000 and $487,000, respectively)	2,987,766	2,817,457

Total Assets	$40,556,458	$43,046,910

Liabilities & Equity
Total current liabilities (VIE $1,833,000 and $742,000, respectively)	$19,371,007	$20,929,377
Long term debt, less current maturities (VIE $8,000 and $322,000, respectively)	8,866,818	9,310,164
CTI Industries Corporation stockholders’ equity	12,260,151	12,880,171
Noncontrolling interest	58,482	(72,802)

Total Liabilities & Equity	$40,556,458	$43,046,910

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Condensed Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net sales	$14,880,820	$14,569,309	$43,476,981	$42,648,515
Cost of sales	10,775,500	10,824,765	31,863,004	32,380,526

Gross profit	4,105,320	3,744,544	11,613,977	10,267,989

Operating expenses	3,392,474	3,225,560	9,731,738	9,478,754

Income (loss) from operations	712,846	518,984	1,882,239	789,235

Other (expense) income:
Net Interest expense	(345,008)	(235,682)	(1,037,166)	(742,150)
Other	43,932	8,049	47,230	5,568

Net (loss) income before taxes	411,770	291,351	892,303	52,653

Income tax expense (benefit)	161,280	122,202	386,514	36,299

Net (loss) income	250,490	169,149	505,789	16,354

Less: Net (loss) income attributable to noncontrolling interest	41,237	(40,366)	(39,754)	(116,096)

Net income (loss) attributable to CTI Industries Corporation	$209,253	$209,515	$545,543	$132,450

Net income (loss) applicable to common shares	$209,253	$209,515	$545,543	$132,450

Other Comprehensive (Loss) Income
Foreign currency adjustment	(547,475)	(363,410)	(1,009,986)	(552,014)
Comprehensive (loss) income	$(338,222)	$(153,895)	$(464,443)	$(419,564)

Basic income (loss) per common share	$0.06	$0.06	$0.17	$0.04

Diluted income (loss) per common share	$0.06	$0.06	$0.16	$0.04

Weighted average number of shares and equivalent shares
of common stock outstanding:
Basic	3,301,116	3,301,116	3,301,116	3,284,023

Diluted	3,446,808	3,450,344	3,447,938	3,436,124

*The condensed consolidated financial statements do not include all required disclosures, refer to the Form 10K for omitted disclosures.

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	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Reconciliation from Net Income to EBITDA
Net Income (Loss)	$209,253	$209,515	$545,543	$132,450

Depreciation and amortization	474,321	552,964	1,486,712	1,686,697
Interest expense	350,960	241,218	1,067,895	760,602
Income taxes (benefit)	161,280	122,202	386,514	36,299

Total net adjustments	986,561	916,384	2,941,121	2,483,598

EBITDA	$1,195,814	$1,125,899	$3,486,664	$2,616,048

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